Exhibit 99.2

IMUGEN, INC.
BALANCE SHEETS
June 30, 2016 and December 31, 2015

	2016	2015
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,492,358	$1,397,794
Accounts receivable, net of allowance for doubtful accounts of $481,000 and $375,000	2,121,318	1,902,514
Prepaid expenses and other current assets	162,535	59,368
Security deposit	6,876	-
Net furniture and equipment held for sale	374,661	-

TOTAL CURRENT ASSETS	4,157,748	3,359,676

FURNITURE AND EQUIPMENT
Equipment	-	1,796,830
Furniture and fixtures	-	296,292
Leasehold improvements	-	21,156
Software	-	237,292

	-	2,351,570
Less accumulated depreciation	-	(1,715,468)

NET FURNITURE AND EQUIPMENT	-	636,102

OTHER ASSETS
Deferred state taxes	-	363,000
Security deposit	-	6,875

TOTAL OTHER ASSETS	-	369,875

TOTAL ASSETS	$4,157,748	$4,365,653

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.
BALANCE SHEETS
June 30, 2016 and December 31, 2015

	2016	2015
	(Unaudited)	(Audited)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$336,821	$293,196
State tax payable	6,000	-
Accrued expenses	955,514	212,267
Deferred rent, current portion	35,441	16,303
Deferred state taxes	76,000	59,000

TOTAL CURRENT LIABILITIES	1,409,776	580,766

DEFERRED RENT, net of current portion	-	26,935

TOTAL LIABILITIES	1,409,776	607,701

STOCKHOLDERS’ EQUITY
Common stock	212,000	212,000
Retained earnings	2,535,972	3,545,952

TOTAL STOCKHOLDERS’ EQUITY	2,747,972	3,757,952

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,157,748	$4,365,653

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
Six Months Ended June 30, 2016 and 2015

	2016	2015
	(Unaudited)	(Unaudited)

REVENUE	$5,306,460	$3,846,468

COST OF REVENUE	3,996,811	3,801,245

GROSS PROFIT	1,309,649	45,223

OPERATING EXPENSES	1,435,673	1,280,130

INCOME (LOSS) FROM OPERATIONS	(126,024)	(1,234,907)

OTHER INCOME (EXPENSE)
Transaction costs	(249,041)	-
Interest and dividend income	1,085	1,392
Interest expense	-	(6,282)

TOTAL OTHER INCOME	(247,956)	(4,890)

LOSS BEFORE PROVISION FOR (BENEFIT FROM) STATE TAXES	(373,980)	(1,239,797)

PROVISION FOR (BENEFIT FROM) STATE TAXES	386,000	(64,000)

NET LOSS	(759,980)	(1,175,797)

RETAINED EARNINGS AT BEGINNING OF PERIOD	3,545,952	3,272,251

DISTRIBUTION TO STOCKHOLDERS	(250,000)	(500,000)

RETAINED EARNINGS AT END OF PERIOD	$2,535,972	$1,596,454

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.
STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2016 and 2015

	2016	2015
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(759,980)	$(1,175,797)
Adjustment to reconcile net loss to net cash provided by (used) in operating activities:
Provision for deferred state taxes	380,000	(75,000)
Depreciation	90,978	89,901
Impairment of software	195,308	-
(Increase) decrease in assets:
Accounts receivable	(218,804)	(744,037)
Prepaid expenses and other current assets	(103,167)	26,761
Increase (decrease) in liabilities:
Accounts payable	43,625	628,202
State income tax payable	6,000	(18,547)
Accrued expenses	743,247	65,723
Deferred rent	(7,797)	(1,418)

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	369,410	(1,204,212)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment	(24,846)	(3,584)

NET CASH (USED) IN INVESTING ACTIVITIES	(24,846)	(3,584)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to stockholders	-	5,125
Line of credit	-	72,353
Distributions	(250,000)	(500,000)

NET CASH (USED) IN FINANCING ACTIVITIES	(250,000)	(422,522)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	94,564	(1,630,318)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,397,794	1,666,132

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,492,358	$35,814

The accompanying notes are an integral part of these financial statements.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1: BUSINESS

Principal Business Activity: IMUGEN, Inc. (the “Company”) was incorporated on May 31, 1989. The Company owns and operates a clinical reference laboratory specializing in testing for tick-borne diseases and blood-borne infections. The Company provides testing services to customers primarily located in the North Eastern United States.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable.

Concentrations of credit risk with respect to accounts receivable are limited to certain customers to whom the Company makes substantial sales. As of June 30, 2016, one customer accounted for approximately 13% of the gross accounts receivable balance. The same customer accounted for approximately 16% of revenue for the six months ended June 30, 2016.

As of December 31, 2015 the Company had no significant concentration of credit risk.

Cash and Cash Equivalents: The Company considers short-term investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable and the Allowance for Doubtful Accounts: Accounts receivable are uncollateralized customer obligations due under normal trade terms. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected. Management reviews all accounts receivable balances that exceed the due date and, based on an assessment of current creditworthiness and past experience with the customers, estimates the portion, if any, of the balance that will not be collected.

Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. The Company does not charge interest on accounts receivable. The allowance for doubtful accounts was $481,000 and $375,000 at June 30, 2016 and December 31, 2015, respectively.

Furniture and Equipment: Furniture and equipment are recorded at cost, less accumulated depreciation and amortization. Expenditures for routine repairs and maintenance are charged to operations as they are incurred while those which significantly improve or extend the lives of existing assets are capitalized. Depreciation is computed by the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. The Company reviews furniture and equipment for impairment whenever an event or changes in circumstances indicate that the book value of the asset may not be recoverable.

Net furniture and equipment at June 30, 2016 has been presented in current assets, to reflect the sale to Oxford on July 1, 2016.

Income Taxes: For federal and Massachusetts tax purposes, the Company has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company’s taxable income and losses. Therefore, no provision or liability for federal income taxes have been included in the financial statements. In addition, for Massachusetts tax purposes, the Company may be subject to tax depending on the amount of gross receipts.

The Company follows Financial Accounting Standards Board (“FASB”), ASC 740 “Income Taxes” which requires the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income for the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred income tax asset will not be realized.

The Company follows FASB, ASC 740-10 “Accounting for Uncertainty in Income Taxes” which provides detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions. The Company is required to recognize the financial statement impact of a tax position when it is more likely than not that the position will not be sustained upon examination. The Company recognizes accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition: Revenue is recognized when the testing services have been performed provided that persuasive evidence of an arrangement exists, the price to the buyer is fixed and determinable, and collectability is reasonably assured.

NOTE 3: FURNITURE AND EQUIPMENT

As of June 30, 2016 and December 31, 2015 furniture and equipment consisted of the following:

	2016	2015

Equipment	$1,821,675	$1,796,830
Furniture and fixtures	296,292	296,292
Leasehold improvements	21,156	21,156
Software	41,984	237,292
Accumulated depreciation	(1,806,446)	(1,715,468)

Net furniture and equipment	$374,661	$636,102

Under the purchase agreement described in Note 1, furniture and equipment was sold to the buyer.

NOTE 4: LEASE COMMITMENTS

The Company leases office space under an operating lease expiring in January 2018. Under the terms of this lease, the Company is responsible to pay for certain operating expenses and real estate taxes. Rent expense, under the lease agreement totaled $129,613 and $134,899 for the six months ended June 30, 2016 and 2015, respectively. Under the purchase agreement described in Note 1, the lease was transferred to the buyer.

NOTE 5: RETIREMENT PLAN

The Company maintains a profit sharing and deferred compensation 401(k) plan. The Company matches 100% of each participant’s elective contributions to the 401(k) plan up to 4% of eligible compensation. The Company’s contribution totaled $102,538 and $74,847 for the six months ended June 30, 2016 and 2015, respectively.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 6: CAPITAL STRUCTURE

As of June 30, 2016 and December 31, 2015, the Company had 200,000 shares of no par value common stock authorized and 49,400 shares issued and outstanding.

NOTE 7: INCOME TAXES

The Company has evaluated its tax positions taken for all open tax years. Currently, the 2015, 2014, and 2013 tax years are open and subject to examination by the Internal Revenue Service and state tax authorities. However, the Company is not currently under audit nor has the Company been contacted by any of these jurisdictions. Based on the evaluation of the Company's tax positions, management believes all positions taken would be upheld under an examination. Therefore, no provisions for the effects of uncertain tax positions have been recorded for the six month periods ended June 30, 2016 and 2015.

The provision for (benefit from) state taxes consist of the following for the six months ended June 30, 2016 and 2015:

	2016	2015

Current
State income taxes	$6,000	$11,000
Deferred
State income taxes	380,000	(75,000)

	$386,000	$(64,000)

The state tax provision differs from the amount that would result from applying state statutory rates to income before income taxes primarily because of research tax credits for the six months ended June 30, 2015, and because of a valuation allowance against the anticipated unused portion of the research tax credit carryover for the six months ended June 30, 2016, due to the business assets being sold effective July 1, 2016.

IMUGEN, INC.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 7: INCOME TAXES (CONTINUED)

The net deferred tax amounts included in the accompanying balance sheets include the following amounts of deferred tax assets and liabilities as of June 30, 2016 and December 31, 2015:

	2016	2015
	Current	Current

Deferred state tax assets	$29,000	$18,000
Deferred state tax liabilities	(105,000)	(77,000)

	$(76,000)	$(59,000)

	Noncurrent	Noncurrent

Deferred state assets	$445,000	$388,000
Deferred state tax liabilities	-	(25,000)
Valuation allowances	(445,000)	-

	$-	$363,000

The current deferred state tax liabilities result from the cash basis adjustments made to the current assets and liabilities. The noncurrent deferred state tax assets result from the research credit carryover and the different depreciation methods for financial statement and state tax purposes. The research credit carryover of approximately $445,000 will start expiring in 2022.

NOTE 8: SUBSEQUENT EVENTS

The date to which events occurring after June 30, 2016, the date of the most recent statement of financial position, have been evaluated for possible adjustment to the financial statements or disclosure is August 1, 2016, which is the date the financial statements were available to be issued.

In accordance with the terms of an Asset Purchase Agreement executed between the Company and Oxford Immunotec, Inc. (“Oxford”) dated June 23, 2016 and effective July 1, 2016, the Company sold substantially all of its assets, excluding accounts receivable, and cash, to Oxford for $22,200,000 in an all cash transaction. The expenses incurred for the transaction are presented as transaction costs on the accompanying statements of operations and retained earnings.